[LOGO OF SUSQUEHANNA BANCSHARES, INC.]

FOR ADDITIONAL INFORMATION CONTACT:

Alison van Harskamp, Vice President and Director of Communications

Susquehanna Bancshares, Inc. (717) 625-6260, communications@susqbanc.com

Susquehanna Bancshares, Inc. Announces

3rd Quarter Earnings; Strong Loan, Deposit and

Fee Income Growth Continues

FOR IMMEDIATE RELEASE: LITITZ, PA, October 21, 2003:

Susquehanna Bancshares, Inc., (Susquehanna) (Nasdaq: SUSQ – news) today announced net income for the nine-month period ending September 30, 2003, was $48.4 million, up 4% from $46.3 million for the comparable period in 2002. Net income for the third quarter of 2003 was $16.0 million, up from $15.9 million for the third quarter of 2002.

Diluted earnings per share for the nine-month period ending September 30, 2003, were $1.21, compared to $1.16 at September 30, 2002. Third quarter 2003 diluted earnings per share were $0.40, level with third quarter 2002, and in line with the company’s guidance of $0.40 - $0.42.

Third Quarter Highlights

•	Deposits of $4.0 billion at September 30, 2003, reflected an increase of 6% over September 30, 2002, with non-interest bearing demand deposits up 20% year over year and 15% since December 31, 2002.

•	Commercial, financial and agricultural loans continued to exhibit strong growth, increasing 27% at September 30, 2003, over September 30, 2002. Net loans and leases rose 10% to $4.1 billion at September 30, 2003, compared to $3.8 billion at September 30, 2002. Loans originated by banks increased 11% year over year.

•	For the third quarter of 2003, non-interest income increased 21%, rising to $28.7 million compared to $23.7 million in the third quarter of 2002. Deposit, trust, asset management, insurance, and mortgage banking contributed 43% of non-interest income in the third quarter, while vehicle leasing contributed 32%. As a percent of total revenue, non-interest income was 39% for the third quarter of 2003, compared to 33% for the third quarter of 2002.

•	Total assets at September 30, 2003, were $5.9 billion, an increase of 8% over $5.4 billion at September 30, 2002.

•	Net charge-offs as a percentage of average loans and leases were 0.15% at September 30, 2003, compared to 0.21% at September 30, 2002. Non-performing assets as a percentage of loans, leases and other real estate owned were 0.67% at September 30, 2003, compared to 0.58% at September 30, 2002.

“Susquehanna continues to grow its core banking business, despite a challenging economy and the lowest interest rates in 40 years,” commented William J. Reuter, Susquehanna’s Chairman, President and CEO. “We’ve experienced a steady increase in deposits and assets over the past year. We are experiencing impressive loan growth without sacrificing asset quality, changing our lending standards or going outside our traditional markets. In addition to our commercial loan growth of 27%, we’ve increased real estate construction lending by 20% and leases by 17%. Our diversity as a financial services company offering asset management, leasing and insurance also serves us well during this time of margin compression in the banking industry. Non-interest income represented 39% of our total revenue for the third quarter of 2003. Our newly integrated wealth management business, marketed under the Susquehanna Wealth Management brand, is expected to add notably to our non-interest income going forward.”

•	During the third quarter of 2003, return on assets and return on equity finished at 1.09% and 11.77%, respectively, compared with 1.18% and 12.04% in the third quarter of 2002. Equity capital was $541 million at September 30, 2003, or $13.59 per share, compared to $528 million at September 30, 2002, or $13.33 per share.

•	For the nine month period ending September 30, 2003, ROA and ROE were 1.14% and 12.03%, respectively, compared with 1.19% and 12.17% for the same period in 2002.

•	Net interest income declined by 5% in the third quarter of 2003 from the third quarter of 2002, primarily attributable to a 50 basis point decline in net interest margin from 3.93% to 3.43% due to the declining interest rate environment and significant prepayments in Susquehanna’s billion dollar mortgage-backed security portfolio. In addition, the sale of $50 million in mortgage-backed securities in the third quarter of 2003 and subsequent reinvestment in tax advantaged bank-owned life insurance caused a positive effect to other income while negatively impacting the margin.

•	As a result of the margin compression and volatility discussed above, Susquehanna has lowered its 2003 diluted earnings per share guidance to $1.55 - $1.59. The company expects fourth quarter diluted earnings per share to be in the range of $0.34 - $0.38.

•	On October 15, 2003, Susquehanna’s board of directors declared a fourth quarter dividend of $0.22 per share on its common stock, payable November 20, 2003, to shareholders of record October 30, 2003. This represents a 5% increase over the dividend paid in the fourth quarter of 2002. Susquehanna has increased its cash dividend to shareholders every year since 1982. In 2003, Susquehanna raised the cash dividend three months earlier than the company’s traditional fourth quarter increase, raising the third quarter dividend paid in August 10% over the prior year.

Additional Highlights

Susquehanna Bancshares, Inc. was honored as one of the Top Fifty Fastest Growing Companies in the seventh annual ranking conducted by the Central Penn Business Journal. The ranking honors businesses that have made significant contributions to the growth, strength and success of the Central PA region. In order to be eligible for nomination, companies needed to show revenue of at least $500,000 in each of the fiscal years ending 2000, 2001, and 2002 and show revenue growth in 2002, as compared to 2000 (a three year period).

The Addis Group, Susquehanna’s property and casualty insurance broker subsidiary, was honored with the Agency of the Year Award by National Underwriter magazine. The Addis Group was selected for this prestigious award based on their outstanding track record for providing loss control and safety support in helping to keep exposures under control, while offering a variety of standard, surplus and specialty market solutions to insure against unforeseen or unavoidable claims.

Susquehanna will broadcast its third quarter results conference call over the Internet on October 22, 2003, at 11:00 AM Eastern time. The conference call will include management’s discussion of third quarter results with analysts, and may also include forward-looking information. Investors will have the opportunity to listen to the conference call through a live broadcast on Susquehanna’s Web site at www.susqbanc.com. The event may be accessed by selecting “Investor Relations” at the top of the home page and clicking the “Live Web cast” link. To listen to the live call, please go to the Web site at least fifteen minutes early to download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

Susquehanna Bancshares, Inc. is a financial holding company with assets of $5.9 billion, operating in multiple states. It provides financial services through its subsidiaries at over 160 locations in the mid-Atlantic region. In addition to eight commercial banks, Susquehanna operates a trust and investment company, an asset management company, a property and casualty insurance brokerage company and a vehicle leasing company. Investor information may be requested on Susquehanna’s Web site at www.susqbanc.com.

#  #  #

This press release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995, that are based on Susquehanna’s current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business. These statements are not historical facts or guarantees of future performance, events or results. Such statements involve potential risks and uncertainties. Accordingly, actual results may differ materially. Susquehanna undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

Susquehanna Bancshares, Inc.

P.O. Box 1000

Lititz, PA 17543

SUMMARY FINANCIAL INFORMATION

(Dollars in thousands, except per share data)

			Nine Months
	3Q03	3Q02	2003	2002
Balance Sheet (EOP)
Investments	$1,022,531	$1,085,816	$1,022,531	$1,085,816
Loans and leases	4,147,957	3,756,659	4,147,957	3,756,659
Allowance for loan & lease losses (ALLL)	41,513	39,487	41,513	39,487
Total assets	5,853,412	5,425,618	5,853,412	5,425,618
Deposits	3,972,718	3,765,090	3,972,718	3,765,090
Short-term borrowings	424,575	273,587	424,575	273,587
FHLB borrowings	603,105	546,869	603,105	546,869
Vehicle financing	2,457	59,463	2,457	59,463
Long-term debt	130,000	105,000	130,000	105,000
Shareholders' equity	541,209	528,058	541,209	528,058

Stated Book Value per Share	13.59	13.33	13.59	13.33
Tangible Book Value per Share	11.99	11.81	11.99	11.81

Average Balance Sheet
Investments	1,147,728	983,280	1,178,997	1,002,197
Loans and leases	4,011,590	3,774,720	3,887,664	3,669,908
Total earning assets	5,247,969	4,830,220	5,140,402	4,745,279
Total assets	5,806,001	5,317,254	5,668,199	5,212,309
Deposits	3,955,747	3,688,795	3,900,929	3,585,034
Short-term borrowings	405,142	239,451	331,906	203,538
FHLB borrowings	611,116	551,419	584,119	576,316
Vehicle financing	3,978	78,071	10,534	120,560
Long-term debt	133,261	105,000	145,275	105,000
Shareholders' equity	538,257	522,892	537,420	508,666

Income Statement
Net interest income	44,821	47,187	139,119	139,371
Loan & lease loss provision	2,665	2,372	7,545	7,079
Noninterest income	28,680	23,660	79,095	70,485
Noninterest expense	48,349	45,758	141,585	135,945
Income before taxes	22,487	22,717	69,084	66,832
Income taxes	6,513	6,842	20,725	20,518
Net income	15,974	15,875	48,359	46,314
Basic earnings per share	0.40	0.40	1.22	1.17
Diluted earnings per share	0.40	0.40	1.21	1.16
Cash dividends paid per share	0.22	0.20	0.64	0.60

Asset Quality
Net charge-offs (NCO)	$1,481	$2,033	$5,703	$5,290
Nonaccrual loans & leases	19,689	18,684	19,689	18,684
Restructured loans	5,855	0	5,855	0
OREO	2,081	3,194	2,081	3,194
Total nonperforming assets (NPA)	27,625	21,878	27,625	21,878
Loans & leases 90 days past due	8,410	10,146	8,410	10,146

Susquehanna Bancshares, Inc.

P.O. Box 1000

Lititz, PA 17543

			Nine Months
	3Q03	3Q02	2003	2002
RATIO ANALYSIS
Credit Quality
NCO / Average loans & leases	0.15%	0.21%	0.20%	0.19%
NPA / Loans & leases & OREO	0.67%	0.58%	0.67%	0.58%
ALLL / Nonperforming loans & leases	162.52%	211.34%	162.52%	211.34%
ALLL / Total loans & leases	1.00%	1.05%	1.00%	1.05%

Capital Adequacy
Equity / Assets	9.25%	9.73%	9.25%	9.73%
Long-term debt / Equity	24.02%	19.88%	24.02%	19.88%

Profitability
Return on average assets	1.09%	1.18%	1.14%	1.19%
Return on average equity	11.77%	12.04%	12.03%	12.17%
Net interest margin	3.43%	3.93%	3.66%	3.98%

Susquehanna Bancshares, Inc.

P.O. Box 1000

Lititz, PA 17543

CONSOLIDATED BALANCE SHEETS

	September 30, 2003	December 31, 2002	September 30, 2002
	(in thousands)
Assets
Cash and due from banks	$164,444	$156,320	$183,538
Short-term investments:
Restricted	57,798	30,611	31,665
Unrestricted	38,641	22,025	19,957

Total short-term investments	96,439	52,636	51,622

Securities available for sale, at fair value	1,018,747	1,122,230	1,082,175
Securities held to maturity, at amortized cost
(Fair values of $3,784, $4,177 and $3,641)	3,784	4,177	3,641
Loans and leases, net of unearned income	4,147,957	3,830,953	3,756,659
Less: Allowance for loan and lease losses	41,513	39,671	39,487

Net loans and leases	4,106,444	3,791,282	3,717,172

Premises and equipment, net	59,959	60,108	59,877
Accrued income receivable	17,192	20,579	20,167
Bank-owned life insurance	179,625	125,127	124,564
Goodwill	59,122	54,897	54,865
Intangible assets with finite lives	4,529	4,998	5,155
Other assets	143,127	152,293	122,842

	$5,853,412	$5,544,647	$5,425,618

Liabilities and Shareholders' Equity
Deposits:
Demand	$688,897	$601,272	$573,494
Interest-bearing demand	1,185,433	1,137,875	1,037,214
Savings	503,349	470,317	461,725
Time	1,250,593	1,300,445	1,355,002
Time of $100 or more	344,446	321,406	337,655

Total deposits	3,972,718	3,831,315	3,765,090
Short-term borrowings	424,575	266,724	273,587
FHLB borrowings	603,105	543,166	546,869
Vehicle financing	2,457	31,304	59,463
Long-term debt	130,000	180,000	105,000
Accrued interest, taxes, and expenses payable	37,987	40,314	36,184
Deferred taxes	93,865	95,478	69,168
Other liabilities	47,496	22,491	42,199

Total liabilities	5,312,203	5,010,792	4,897,560

Shareholders' equity:
Common stock, $2.00 par value, 100,000,000 shares authorized;
Issued: 39,828,643 at September 30, 2003; 39,638,447 at December 31, 2002; and 39,614,548 at September 30, 2002	79,657	79,277	79,229
Additional paid-in capital	65,714	62,858	62,164
Retained earnings	398,198	375,244	368,158
Accumulated other comprehensive income (loss), net of taxes of ($1,271), $8,662, and $9,811, respectively	(2,360)	16,476	18,507

Total shareholders' equity	541,209	533,855	528,058

	$5,853,412	$5,544,647	$5,425,618

Susquehanna Bancshares, Inc.

P.O. Box 1000

Lititz, PA 17543

CONSOLIDATED STATEMENTS OF INCOME
	Three Months Ended September 30,		Nine Months Ended September 30,

(Dollars in thousands, except per share data)	2003	2002	2003	2002

INTEREST INCOME:
Loans and leases, including fees	$61,165	$65,622	$184,000	$195,646
Securities: Taxable	6,775	12,572	29,278	39,688
Tax-exempt	322	587	1,156	1,909
Short-term investments	180	347	542	1,047

Total interest income	68,442	79,128	214,976	238,290

INTEREST EXPENSE:
Deposits:
Interest-bearing demand	2,115	3,404	7,258	9,312
Savings	399	1,081	1,608	3,261
Time	12,340	16,293	39,439	50,445
Short-term borrowings	921	945	2,490	2,417
FHLB borrowings	5,419	7,126	17,054	21,805
Vehicle financing	29	1,090	228	5,684
Long-term debt	2,398	2,002	7,780	5,995

Total interest expense	23,621	31,941	75,857	98,919

Net interest income	44,821	47,187	139,119	139,371
Provision for loan and lease losses	2,665	2,372	7,545	7,079

Net interest income, after provision for loan and lease losses	42,156	44,815	131,574	132,292

NONINTEREST INCOME:
Service charges on deposit accounts	5,283	4,288	14,573	12,338
Vehicle origination and servicing fees	6,550	5,609	21,120	19,505
Merchant credit card fees	0	1,861	0	8,328
Asset management fees	2,570	2,353	7,369	7,326
Income from fiduciary-related activities	1,442	1,168	4,390	3,666
Net gain on sale of loans and leases	3,888	1,490	8,828	3,629
Income from bank-owned life insurance	1,864	1,624	4,939	4,972
Commissions on insurance sales	1,860	1,816	6,092	1,816
Net gain on securities	1,926	643	2,110	788
Other	3,297	2,808	9,674	8,117

Total noninterest income	28,680	23,660	79,095	70,485

NONINTEREST EXPENSES:
Salaries and employee benefits	23,699	21,469	68,401	60,880
Occupancy	3,357	3,103	10,256	9,278
Furniture and equipment	1,985	2,083	6,454	6,302
Amortization of intangible assets	157	157	470	483
Vehicle residual value	1,758	1,569	4,833	4,839
Vehicle delivery and preparation	3,531	2,541	9,116	6,149
Merchant credit card servicing	0	1,687	0	7,937
Other	13,862	13,149	42,055	40,077

Total noninterest expenses	48,349	45,758	141,585	135,945

Income before income taxes	22,487	22,717	69,084	66,832
Provision for income taxes	6,513	6,842	20,725	20,518

NET INCOME	$15,974	$15,875	$48,359	$46,314

Earnings per share:
Basic	$0.40	$0.40	$1.22	$1.17
Diluted	$0.40	$0.40	$1.21	$1.16
Cash dividends	$0.22	$0.20	$0.64	$0.60
Average shares outstanding:
Basic	39,789	39,610	39,712	39,447
Diluted	40,127	39,884	39,998	39,755

Susquehanna Bancshares, Inc.

P.O. Box 1000

Lititz, PA 17543

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY

Interest rates and interest differential - taxable equivalent basis

	For the Three Month Period Ended September 30, 2003			For the Three Month Period Ended September 30, 2002

(Dollars in thousands)	Average Balance	Interest	Rate (%)	Average Balance	Interest	Rate (%)

Assets
Short - term investments	$88,651	$180	0.81	$72,220	$347	1.91
Investment securities:
Taxable	1,120,148	6,775	2.40	932,696	12,572	5.35
Tax - advantaged	27,580	497	7.15	50,584	903	7.08

Total investment securities	1,147,728	7,272	2.51	983,280	13,475	5.44

Loans and leases, (net):
Taxable	3,954,132	60,529	6.07	3,725,523	65,012	6.92
Tax - advantaged	57,458	978	6.76	49,197	938	7.56

Total loans and leases	4,011,590	61,507	6.08	3,774,720	65,950	6.93

Total interest - earning assets	5,247,969	$68,959	5.21	4,830,220	$79,772	6.55

Allowance for loan and lease losses	(40,954)			(39,995)
Other non - earning assets	598,986			527,029

Total assets	$5,806,001			$5,317,254

Liabilities
Deposits:
Interest - bearing demand	$1,204,135	$2,115	0.70	$1,003,663	$3,404	1.35
Savings	505,371	399	0.31	465,947	1,081	0.92
Time	1,581,929	12,340	3.09	1,669,547	16,293	3.87
Short - term borrowings	405,142	921	0.90	239,451	945	1.57
FHLB borrowings	611,116	5,419	3.52	551,419	7,126	5.13
Vehicle financing	3,978	29	2.89	78,071	1,090	5.54
Long - term debt	133,261	2,398	7.14	105,000	2,002	7.56

Total interest - bearing liabilities	4,444,932	$23,621	2.11	4,113,098	$31,941	3.08

Demand deposits	664,312			549,638
Other liabilities	158,500			131,626

Total liabilities	5,267,744			4,794,362

Equity	538,257			522,892

Total liabilities & shareholders' equity	$5,806,001			$5,317,254

Net interest income / yield on average earning assets		$45,338	3.43		$47,831	3.93

1.	Average loan balances include non accrual loans.

2.	Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.

3.	For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

Susquehanna Bancshares, Inc.

P.O. Box 1000

Lititz, PA 17543

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY (continued)

Interest rates and interest differential - taxable equivalent basis

	For the Nine Month Period Ended September 30, 2003			For the Nine Month Period Ended September 30, 2002

(Dollars in thousands)	Average Balance	Interest	Rate (%)	Average Balance	Interest	Rate (%)

Assets
Short - term investments	$73,741	$542	0.98	$73,174	$1,047	1.91
Investment securities:
Taxable	1,145,737	29,278	3.42	946,872	39,688	5.60
Tax - advantaged	33,260	1,780	7.16	55,325	2,937	7.10

Total investment securities	1,178,997	31,058	3.52	1,002,197	42,625	5.69

Loans and leases, (net):
Taxable	3,831,914	181,976	6.35	3,622,841	193,831	7.15
Tax - advantaged	55,750	3,114	7.47	47,067	2,792	7.93

Total loans and leases	3,887,664	185,090	6.37	3,669,908	196,623	7.16

Total interest - earning assets	5,140,402	$216,690	5.64	4,745,279	$240,295	6.77

Allowance for loan and lease losses	(40,511)			(39,137)
Other non - earning assets	568,308			506,167

Total assets	$5,668,199			$5,212,309

Liabilities
Deposits:
Interest - bearing demand	$1,176,731	$7,258	0.82	$954,121	$9,312	1.30
Savings	494,588	1,608	0.43	459,483	3,261	0.95
Time	1,600,991	39,439	3.29	1,635,385	50,445	4.12
Short - term borrowings	331,906	2,490	1.00	203,538	2,417	1.59
FHLB borrowings	584,119	17,054	3.90	576,316	21,805	5.06
Vehicle financing	10,534	228	2.89	120,560	5,684	6.30
Long - term debt	145,275	7,780	7.16	105,000	5,995	7.63

Total interest - bearing liabilities	4,344,144	$75,857	2.33	4,054,403	$98,919	3.26

Demand deposits	628,619			536,045
Other liabilities	158,016			113,195

Total liabilities	5,130,779			4,703,643

Equity	537,420			508,666

Total liabilities & shareholders' equity	$5,668,199			$5,212,309

Net interest income / yield on average earning assets		$140,833	3.66		$141,376	3.98

1.	Average loan balances include non accrual loans.

2.	Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.

3.	For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

Susquehanna Bancshares, Inc.

P.O. Box 1000

Lititz, PA 17543

LOANS AND LEASES

Loans and leases, net of unearned income were as follows:
	September 30, 2003	December 31, 2002	September 30, 2002

Commercial, financial, and agricultural	$600,290	$478,181	$473,477
Real estate - construction	507,765	456,663	423,905
Real estate secured - residential	1,329,919	1,246,939	1,219,884
Real estate secured - commercial	985,302	988,633	955,094
Consumer	334,753	343,537	351,080
Leases	389,928	317,000	333,219

Total loans and leases	$4,147,957	$3,830,953	$3,756,659